UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2017

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

660 Madison Avenue, Suite 1700 New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 26, 2017, SIGA Technologies, Inc., a Delaware corporation (the “Company”), and MacAndrews & Forbes Incorporated, a Delaware corporation and a shareholder of the Company (the “Landlord”), entered into a Office Lease (the “Lease”), pursuant to which the Company has agreed to lease a portion of the fifth floor at 27 East 62nd Street, New York, New York 10065 (the “Leased Property”). The Lease is subject and subordinate to the lease currently in effect for the building between the Landlord and RE Holdings One LLC.

The Leased Property is 3,200 square feet.  The Company intends to utilize the Leased Property as its new corporate headquarters and seek a subtenant for the leased space currently used as its corporate headquarters.

The Lease has a term of ten (10) years (the “Term”). The Company’s rental obligations consist of a fixed rent of approximately $25,333 per month in the first sixty-three (63) months of the Term, subject to a rent abatement for the first six (6) months of the Term, and an additional abatement of up to three (3) months to the extent the Company’s current headquarters have not then been subleased. From the first day of the sixty-fourth (64) month of the Term through the expiration or earlier termination of the lease, the Company’s rental obligations consist of a fixed rent of approximately $29,333 per month.

In addition to the fixed rent, the Company will pay a facility fee in consideration of the Landlord making available certain ancillary services, commencing on the first anniversary of entry into the Lease. The facility fee will be $3,333 per month for the second year of the Term, and increase by five (5) percent each year thereafter, to $4,925 per month in the final year of the Term.

The Landlord may terminate the Lease upon six (6) months’ written termination notice, in which event the Landlord will pay to the Company a sum equal to the lesser of (i) one (1) year of then-current fixed rent, or (ii) the fixed rent remaining in the Term. The Company is not permitted to sublease the Leased Property without the Landlord’s consent, which may be withheld in the Landlord’s sole discretion.

The Lease contains customary default provisions allowing the Landlord to terminate the Lease if the Company fails to remedy a breach of any of its obligations within specified time periods or upon the bankruptcy or insolvency of the Company.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) The following exhibit is included in this report:

Exhibit No.	Description

10.1
Office Lease, dated as of May 26, 2017, between SIGA Technologies, Inc. and MacAndrews & Forbes Incorporated (certain exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits to the Securities and Exchange Commission upon its request).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: May 30, 2017